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                          INDEPENDENT AUDITORS' CONSENT

            We consent to the use of our report dated May 1, 2001, accompanying the financial statement of the Morgan Stanley Select Equity Trust Select 10 Industrial Portfolio 2001-3 (Registration Statement No. 333-58864), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



/s/GRANT THORNTON LLP
Grant Thornton LLP
Chicago, Illinois
May 1, 2001